UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) and (c)

On October 24, 2011, Raymond E. Scott was appointed as Senior Vice President and President, Seating of Lear Corporation (the “Company”), and Frank C. Orsini was appointed as Interim President, Electrical Power Management Systems (“EPMS”) of the Company, in each case, effective immediately. Mr. Orsini shall serve in this interim position while the Company conducts a search for a permanent successor as President, EPMS.

Mr. Scott, age 46, most recently served as the Company’s Senior Vice President and President, EPMS since February 2008. Previously, he served as the Company’s Senior Vice President and President, North American Seating Systems Group since August 2006, Senior Vice President and President, North American Customer Group since June 2005, President, European Customer Focused Division since June 2004 and President, General Motors Division since November 2000.

Mr. Orsini, age 39, most recently served as the Company’s Vice President, Operations, EPMS since 2009. Previously, he served as the Company’s Vice President, Sales, Program Management & Manufacturing, EPMS since 2008, Vice President, North America Seating Operations since 2005 and has held various other management positions at Lear since 1994.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: October 28, 2011	By:	/s/ Jason M. Cardew
	Name:	Jason M. Cardew
	Title:	Interim Chief Financial Officer